SHIPPING SERVICE AGREEMENT

BETWEEN

HEDE (Hong Kong) International Shipping Limited

AND

Duke Shipping

1. Appointment of Service Provider and Sub-Service Provider
2. Authority from Client
3. Duties and Responsibilities
4. Limitations
5. Confidentiality
6. Non-competition
7. Bills of lading
8. Indemnification
9. Maintenance of Records
10. Provisions of Facilities
11. Intellectual Property
12. Term and Termination
13. Service fee settlement
14. Supersession
15. Governing Law
16. Anti-Trust and Competition Law
17. Written notice

SERVICE AGREEMENT

This service agreement made on October 17, 2024, is entered into between Hede (Hong Kong) International Shipping Limited, having its registered office located at ROOM 1101 11/F CAPITAL CENTRE 151 GLOUCESTER ROAD WAN CHAI HK, (hereinafter termed as "**Client**") and Duke Shipping Agency, LLC, with its registered office at 3020 Saturn St Suite 103, Brea, CA 92821,USA (hereinafter termed as "**Service Provider**").

Now this agreement witnesses as follows:

1. Appointment of Service Provider and Sub-Service Provider

1.1 The Client hereby appoints the Service Provider as its Service Provider in United States of America (hereinafter called "the Designated Territory") subject to the Client's reasonable instruction relating to the Client's containers, equipment, vessel slots, customer service, commercial development, and vessels whether owned, managed or chartered calling threat, The Service Provider accepts such appointment and agrees to conduct such businesses upon the terms and conditions provided herein.

The Service Provider is empowered to designate sub-service providers for the integrated shipping service to be delivered to the Client. The Service Provider is liable towards the Client for the act of the sub-Service Providers.

2. Service Provider's authority from Client

The Client hereby authorizes the Service Provider as follows:

(a) To enter into contracts for the supply of necessary goods/services in respect of the cargo, such price to include any discounts available to the Client or the Service Provider.

(b) To enter into contracts of affreightment and to issue documentation such as Bills of lading, telex release, and etc. in respect of the cargo on behalf of the Client.

(c) To handle other matters according to the Client's written instructions.

3. Duties and Responsibilities

The Service Provider shall attend to the following duties on behalf of the Client:

3.1 The Service Provider shall not disclose to third parties any provision of this agreement or any other information of a business nature pertaining to the activities of the Client unless required by law.

3.2 The Service Provider shall undertake all the necessary and customary duties and services for the Client within the Territory and shall exercise due care and diligence to protect the Client's rights and interests.

3.3 The Service Provider, on behalf of the Client, shall prepare and file such documents and reports as may be required to comply with laws. Including tariffs and the rules and regulations, of duly constituted authorities governing maritime operations in the Designated Territory.

3.4 Where any of the activities of the Service Provider, and instructions given by the Client from time to time, in the Territory are not covered by this Agreement, then the current local general conditions in the latest version or established custom of the trade shall apply and form part of this Agreement.

3.5 To provide reports as required by Client.

3.6 To provide the Client with contracts, memorandum of understanding entered into by Service Provider on behalf or for the account of the Client .

3.7 Operation

3.7.1 Inward and outward clearance of containers (as equipment), equipment, and vessels only.

3.7.2 Supervision of berthing of vessels at suitable and safe berths.

3.7.3 Provision of fuel, water, supplies, emergency repairs, medical services and all other husbandry and such matters to ensure smooth vessel operation at destination port.

3.7.4 Supervision of container supply, inventory control, daily activity report, transportation, storage, in accordance with the Client's reasonable instructions. The Service Provider shall keep records and reports pertaining to the above activities as the Client shall reasonably instruct from time to time.

3.7.5 Monitoring the Client's equipment turnaround at the Designated Territory and endeavoring his best for the safe returning of the Client's equipment back to its inventory fleet or other destinations within the reasonable time as instructed by the Client.

3.7.6 Supervision of detention and demurrage

3.7.7 Assist the Client for maintenance, survey and repair of containers, vessels and other equipment owned, managed, or operated by the Client, provision of spare parts, dry-docking, painting, cleaning, fumigation, with prior authorization of the Client.

3.7.8 The Service Provider shall, at his best effort, to negotiate the terminal agreement with concerned parties.

3.7.9 The Service Provider shall pay all charges and expenses relating to the containers, equipment, and vessels, including but not limited to inward and outward port charges, stevedoring, tallying, lashing, towage, watching, wharfage, terminal's charge, and overseas courier charges to ensure timely and efficient service. The Client shall pay the Service Provider in accordance with the service fee tariff agreed upon.

3.8 Documentation

3.8.1 Preparation and/or completion and issuance of manifests, freight lists, freight, or space engagements, booking notes, loading permits, bills of lading, arrival notices, and other papers or documents pertaining to the receipt and delivery of goods, as may be customary or mandatory.

3.8.2 Service Provider should send arrival notice, prepare Delivery Order, and provide customer service to Consignee on behalf of Client.

3.8.3 The Service Provider shall issue the exports bills of lading in accordance with the Client's instruction. The Service Provider shall not release cargo without original bills of lading unless prior consent is obtained from the Client. The Service Provider shall undertake all the liabilities for his misconduct including but not limited to issuing pre-dated or anti-dated bills of lading, releasing cargo without presentation of original bills of lading and making false documents.

3.8.4 To report volume of BL usage on monthly basis so the Client can monitor properly.

3.8.5 Service Provider, at his best effort, to develop new export customer.

3.9 other

3.9.1 The Service Provider shall have authority to book cargo within space and tonnage limitations according to the authorized tariffs indicated by the Client.

3.9.2 Attending to all necessary custom formalities, furnishing necessary copies of freight manifests, arranging settlement of freights in connection with connecting road, rail and / or water carriers for prompt forwarding of cargo and containers to points beyond vessel's port of call where same is covered by through bills of lading.

3.9.3 The Service Provider shall perform best efforts and due diligence on the collection of outward freight charges prepaid in the designated country, and for all inward freight that is to be collected in the designated country, including but not limited to CFS charges, surcharges, terminal handling charges, demurrage / detention (if any).

3.9.4 Where the Service Provider or the sub-Service Provider entrusted by the Service Provider fails to perform or does not fully perform his duties, causing damage to the Client, the Service Provider shall bear the corresponding liability for damages and liability for breach of contract, and the penalty for breach of contract shall be calculated at twice of the service fee of the previous month.

4. Limitations

Nothing in this agreement is intended or construed as authorizing the Service Provider to instruct the master of any vessel consigned to the Service Provider in any matters affecting seaworthiness of the vessel, deviation, or any matters which normally and customarily, or which by law, fall into the duties, responsibilities, and rights of the master of a vessel. All such instruction of the Service Provider is hereby specifically forbidden.

5. Confidentiality

The Service Provider agrees to keep confidential and not divulge any information regarding its services specified herein to any party except in so far as it is required by law to divulge such information with the Client's written consent.

6. **Non-competition**

The Service Provider shall provide dedicated staffs for all commercial activities, Service Provider will ensure confidentiality according to clause 5.

7. **Bills of Lading**

7.1 All bills of lading shall be printed by the Client's standard form in force, copies of which the Client will supply to the Service Provider. The Service Provider is authorized to issue bills of lading on behalf of the Client and specimen signatures, or the names of the signatories shall be deposited with the Client. In particular, and without prejudice to the generality of the obligations undertaken by the Service Provider under this agreement, the Service Provider warrants that no bills of lading are issued until the corresponding cargo is physically loaded on board the vessel.

7.2 Any used and unused Bills of Lading shall be well managed by the Service Provider. The Service Provider shall keep the unused Bills of Lading in good custody without releasing to any third parties, watch over the Bills of Lading which have been printed out without signature, immediately void the wrongly printed Bills of Lading, and prepare proper inventory report(s) of the used and unused quantity and provide to the Client upon request. The Service Provider shall also strictly keep any Bills of Lading which have been collected from the consignee or the holder in good custody for at least two years without releasing to any parties unless a prior written consent has been obtained from the Client.

7.3 The Service Provider is obligated to a physical check and recognition of genuine and/or false Bills of Lading when receiving and/or releasing the document, according to the instructions from the Client.

8. **Indemnification**

The Service Provider shall promptly notify the Client by telephone, telex, facsimile or e-mail of all cargo claims, third party and public liability claims presented to the Service Provider arising out of or in any way relating to the carriage of cargo; or any undertaking, obligation or agreement with respect to cargo or the services which the Service Provider has agreed herein to perform and to handle and subject to the Client's instruction in dealing with an process such claims. In addition, the Service Provider will handle, assist with, and process any claim in connection with the vessel charted to, or operated by the Client in favor of or against the Client, and will settle, reject, refer to arbitration, or otherwise dispose off or treat any claims, in compliance with the instruction of the Client.

9. Maintenance of Records

The Client and the Service Provider shall each keep proper books, records including but not limited to used and unused Bills of Lading, accounts and vouchers relating to the services herein.

10. Provisions of Facilities

The Service Provider shall at its own cost and expensed provide all office accommodation, equipment (including computer hardware and accessories if necessary) and staff required for the performance or provision of its service.

11. Intellectual Property

The Client may supply application software account information to the Service Provider. The distribution and application of this application software account information are intended for the use of the Service Provider in performing Client's service only. selling or otherwise transferring or borrowing the software to any third party for use is hereby strictly prohibited without prior written consent from the Client.

12. Term and Termination

12.1 This agreement will be valid for thirty six (36) months from October 17, 2024 to October 16, 2027. Either Party should give a prior written notice of termination to the other party not less than ninety (90) days before the expiry of each term.

12.1.1 The Parties agree that the following circumstances must be considered as being exceptional circumstances justifying an anticipated termination of the agreement:

(1) Either party is entering liquidation whether compulsory or voluntary or compounds with creditors or a receiver is appointed for all or any part of its assets; or

(2) Either party is conducting matters that is seriously prejudicial to the business.

12.2 Upon termination of the agreement, the Service Provider shall return all documents (including but not limited to the account list and its related file), equipment, and unused documents and papers which are supplied by the Client.

12.3 Notwithstanding the termination of the agreement, the Service Provider, at the opinion and instruction of the Client, shall continue to work with the Client for completion of outstanding services. After expiration or termination of this Agreement for any reason, the Service Provider shall continue to use its best efforts to collect any and all money owing to Client and will cooperate with Client to execute and deliver all documents necessary to achieve an orderly conclusion of all matters between the parties under this Agreement.

12.4 Termination of this agreement shall be without prejudice to the rights of claims of the parties between the Service Provider and the Client in respect of all matters arising prior to such

termination and such termination shall not release or discharge both parties from any liability incurred prior thereto.

13. Service fee settlement

The service fee shall be paid to the Service Provider according to the tariff in the Supplemental Agreement. The Service Provider and the Client shall settle the relevant charges according to the manner and time agreed in the Supplemental Agreement.

14. Supersession

It is agreed that all addendum, appendix, schedule and supplemental agreement to this agreement are part and parcel of this agreement.

15. Governing Law

This agreement shall be governed by and construed in accordance with the laws of PRC. Any dispute arising out of or in connection with this agreement shall be submitted to the Shanghai Headquarters of the China Maritime Arbitration Commission for arbitration which shall be conducted in accordance with the Commission's arbitration rules in effect at the time of applying for arbitration. The arbitral award shall be final and binding upon both parties.

16. Anti-Trust and Competition Law

16.1 Both parties acknowledge and agree that for any purpose whatsoever and at any time the Client does not and shall not authorize, expressly or impliedly, the Service Provider to act and the Service Provider shall not have the right to and shall refrain from acting in violation of any and all antitrust rules of any jurisdiction that apply to the activities and conduct of the Service Provider. The term antitrust/competition rules shall encompass all rules, regulations, laws, conventions, treaties, agreements, orders, and decisions, whether administrative or judicial, as amended from time to time, and the competition rules enshrined therein as well as order, decision, regulations pertaining thereto.

16.2 The Service Provider represents and guarantees that it and any and all of its employees, and its sub-contractors fully and completely understand and comply with any and all antitrust/competition rules as defined above and that the Client shall not be responsible and liable for any act or violation of such rules by the Service Provider and any of its employees, or sub-contractors.

16.3 The Service Provider shall be responsible for any violation of antitrust/competition rules as defined above attributable to its conduct, whether intentional, negligent or otherwise, and shall hold the Client harmless and shall be liable to and indemnify the Client for and against any and all claims, damages, losses, liabilities, settlements, judgments, fines, penalties, interests, costs

and expenses (including all attorney's fees and disbursements of counsel) of every kind arising from or relating to any actual violation of the above representation, guarantee, and obligation.

17. Written Notice

The Client will send written instructions, authorization, notice or other confirmation to the Service Provider by the following contact person and email address during the execution of the service agreement between two parties, otherwise it will be invalid. The specific contact information is as follows:

Contact: Mr. Xueming Wu

Contact number: 86-139-1151-8588

E-mail: wuxueming@tsghd.cn

SUPPLEMENTAL AGREEMENT

to the Shipping Service Agreement

Package Service Fee Tariff

- Laden import and export: $24.00 /TEU, $48.00 /FEU, $54 /45HQ
- Empty import and export: $8.00 /TEU, $16.00 /FEU, $18 /45HQ
- Chassis management fee: $0.60 per chassis per calendar day
- 10% of service fee for:
  - Equipment per diem fee: base on amount collected
  - Net Demurrage Collection: base on amount collected
  - Negotiation on extra charges: base on amount of applied discount, minimum 20% discount should be granted.
- Vessel Ship Services: $950.00 per port call for 1st three days. $350.00 per day thereafter.
- Owners' items and/or if additional ship husbandry services are required, charges will be invoiced at actual or applicable tariff rates. (Examples are pilots, tugs, line handling, vessel security, crew needs, vessel shifting, bank fees, etc.)
- Vessel Carb Compliance Reporting: $375.00 per vessel/voyage
- Customs Bond Fee (if needed): $175.00 per vessel/voyage
- Extra berth (if needed): $500.00 per extra berth
- Overtime per hour (if needed): $65.00/HR for emergency and/or urgent matters
- Autohire (if needed): $50.00 per transit fee for Service Provider crew to attend vessel
- IPI service (if needed): $15/TEU, $30/FEU, $35/45HQ
- Certificate for Dangerous Goods: USD100 per filing
- Tax excemption filing for fueling:USD100 per filing
- Payment term: net 15 days from proforma invoice date.

To address potential offset requirements in business operations, the following offset clause is added:

Both the Client and the Service Provider agree that the amount payable by the Service Provider to the Client and the amount payable by the Client to the Service Provider can be offset based on the business needs. After both parties confirm the amount and issue formal invoice, the offset statement shall be stamped with the official seal or signed by both parties. The party with the payable balance must settle the remaining amount with the other party as agreed. Bank transfer charges are borne by the paying party.

Supplementary Agreement on Certain Fees

Both parties agree that the above-mentioned service fees including 10% fee for negotiation on extra charges, Certificate for Dangerous Goods and Tax excemption filing for fueling shall be applicable to the business activities occurring since April 4, 2024.

In witness whereof, the parties hereto have caused this agreement to be executed in duplicate by their authorized representatives as of the day and written below.

AS "CLIENT"

Print Name:

Li Chen (Ms.)

Signature:

Title: General manager

Date: October 17, 2024

AS "SERVICE PROVIDER"

Print Name:

Michael Yang (Mr.)

Signature:

Title: CEO

Date:October 17, 2024